UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2021

GLOBAL ACQUISITIONS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-024970	88-0203976
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

6730 Las Vegas Blvd. South	89119
(Address of principal executive offices)	(Zip Code)

(702) 317-7302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in FiscalYear.

On March 3, 2021, Global Acquisitions Corporation (the “Company”) filed Certificates of Withdrawal with the Nevada Secretary of State to withdraw the designations of its Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.  No shares of Series A or Series B Convertible Preferred Stock were outstanding.

                                ..

Attached hereto as Exhibits 3.8 and 3.9 are copies of the is the Certificates of Withdrawal for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively as filed with the Nevada Secretary of State.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

3.8	Certificate of Withdrawal for Series A Convertible Preferred Stock.

3.9	Certificate of Withdrawal for Series B Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ACQUISITIONS CORPORATION

Date: March 9, 2021	By:	/s/ Ronald S. Boreta
Ronald S. Boreta, President